Exhibit 3.2
CERTIFICATE OF INCORPORATION
OF
ARMSTRONG LAND COMPANY, INC.
Adopted September 30, 2011
     FIRST: The name of the corporation (the “Corporation”) is Armstrong Land Company, Inc.
     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 71,000,000 shares, consisting solely of (i) 70,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of Common Stock or Preferred Stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of Common Stock or Preferred Stock from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine.
     FIFTH: The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:
          (a) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
          (b) Dividends; Stock Splits. Subject to any other provisions of this Certificate, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
          (c) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors, in proportion to the number of shares held by them, respectively.

          (d) Merger. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.
          (e) No Preemptive or Subscription Rights. No holders of shares of Common Stock shall be entitled to preemptive or subscription rights.
     SIXTH: The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:
          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;
          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;
          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;
          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;
          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;
          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and
          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.
     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     (a) Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     (b) Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be established at seven, but thereafter may be changed to any number not less than one nor more than nine as fixed from time to time by or pursuant to the Bylaws of the Corporation. Each director, other than a director who may be elected by the holders of any series of Preferred Stock, or pursuant to the terms of any stockholders’ agreement, under specified circumstances, shall hold office until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
     The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the adoption of this Certificate, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the adoption of this Certificate, and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the adoption of this Certificate. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the adoption of this Certificate, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, and at no time shall a majority of the Board of Directors be subject to election at a single annual meeting.
     (c) Stockholder Nomination of Directors and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
     (d) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, alter, amend and repeal the Bylaws.
     (e) Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate, any stockholders’ agreement and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
     (f) Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     EIGHTH: (a) Elimination of Certain Liability of Directors. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b) Indemnification and Insurance.
     (i) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or serves, in any capacity, any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection (b)(i) in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     (ii) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article EIGHTH shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     (iii) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
     (iv) Severability. If any subsection of this subsection (b) of this Article EIGHTH shall be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.
     (v) Indemnification Agreements. The Corporation may enter into indemnification agreements with its directors and officers, as it may deem appropriate.

     NINTH: Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least 75% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article VI, Article VII, Article IX and Article XI or to adopt any provision inconsistent therewith. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least 75% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provisions of the bylaws which is to the same effect as Article VI, Article VII, Article IX and Article XI of this Certificate or to adopt any provision inconsistent therewith.
     TENTH: The Corporation hereby elects not to be subject to the provisions of Section 203 of the Delaware Code.
     ELEVENTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.
     TWELVETH: (a) Renouncement of Business Opportunities. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any Designated Party participates or desires or seeks to participate in and that involves any aspect of the coal mining or energy business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is first presented to a Designated Party solely in such person’s capacity as a director of the Corporation or its Subsidiaries and with respect to which, at the time of such presentment, no other Designated Party has independently received notice of or otherwise identified such Business Opportunity or (ii) is identified by a Designated Party solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”). No Designated Party shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any Designated Party may pursue a Renounced Business Opportunity. The Corporation shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Article XII. Nothing in this Article XII shall be construed to allow any director to usurp a Business Opportunity of the Corporation or its Subsidiaries solely for his or her personal benefit.
     (b) Consent. Any Person purchasing or otherwise acquiring any interest in shares of the Common Stock of the Corporation shall be deemed to have consented to these provisions.

     (c) Amendment. Any proposed amendment to this Article XII shall require the approval of at least 67% of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors.
     (d) Term. The provisions of this Article XII shall terminate and be of no further force and effect at such time as no Designated Party serves as a director (including Chairman of the Board) of the Company or its Subsidiaries.
     (e) As used in this Article XII, the following definitions shall apply:
          (i) “Affiliate” means with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and any directors, officers, partners or 5% or more owners of such person.
          (ii) “Designated Parties” means Anson M. Beard, Jr., James C. Crain, Richard F. Ford, Bryan H. Lawrence, all Affiliates of the foregoing, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Elk Creek, L.P., any other investment fund sponsored or managed by Yorktown Partners LLC, including any fund still to be formed, and such other persons as the Board of Directors of the Corporation shall, from time to time, determine by resolution.
          (iii) “Person” means an individual, corporation, partnership, limited liability company, trust, joint venture, unincorporated organization or other legal or business entity.
          (iv) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person the majority of the voting securities of which are owned, directly or indirectly, by such first Person.
     THIRTEENTH: This Certificate of Incorporation shall be effective at 12:00 a.m., Eastern Standard Time, October 1, 2011.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer as of September 30, 2011.

ARMSTRONG LAND COMPANY, INC.
/s/ Martin D. Wilson
Martin D. Wilson, President
7733 Forsyth Blvd., Suite 1625 St. Louis, Missouri 63105

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